Exhibit 99.1

David S. Smith appointed to the Board of Directors of Predictive Oncology

Leading authority on the therapeutic use of human tissues and cells

EAGAN, Minn., Oct. 25, 2022 (GLOBE NEWSWIRE) – Predictive Oncology (NASDAQ: POAI) is pleased to announce the appointment of David S. Smith, JD, to the company’s Board of Directors.

Mr. Smith is a life sciences and corporate attorney, veteran biotech industry executive and leading authority on the legal issues surrounding the therapeutic use of human tissue and cells. He has extensive transactional experience, venture financings and regulatory matters for life sciences companies and investors.

“In the world of life sciences, specifically in terms of intellectual property and the scientific and commercial use of human tissue, David Smith is both a legal authority and a key thought leader. His understanding of the value and significance of our proprietary biorepository, especially with respect to the biopharmaceutical industry, is unparalleled,” said Raymond F. Vennare, Predictive Oncology’s chairman-elect who will be taking over as CEO Nov. 1.

Mr. Smith frequently speaks on matters related to the commercial development of tissue, cell and stem cell technologies, and has authored extensively on topics like human tissue therapies and tissue engineering research. His appointment to the board comes at a time of growth anticipated for Predictive Oncology’s flagship technology that pairs artificial intelligence with the world’s largest commercial repository of tissue samples for oncology drug discovery.

“We are at a turning point in drug discovery and I believe that Predictive Oncology is leading the way. The variety of tissue samples the company has is significant and unlike any other in the marketplace. The way their scientists can introduce the molecule in the environment, manipulate it and test how it will react provides a new approach and great value to their clients,” explained Mr. Smith.

Mr. Smith has been active in a number of trade organizations. He currently serves on the Board of Directors of Foundation for Cell and Gene Medicine. He is currently a Fellow and past member of the executive committee of Tissue Engineering and Regenerative Medicine International Society. He was additionally a member of the Board of Directors of the Pennsylvania Biotechnology Association and past officer of the Pittsburgh Tissue Engineering Initiative.

About Predictive Oncology

Predictive Oncology (NASDAQ: POAI) is a knowledge-driven company focused on applying artificial intelligence (AI) to develop optimal cancer therapies, which can lead to more effective treatments and improved patient outcomes. Through AI, Predictive Oncology uses a biobank of 150,000+ cancer tumors, categorized by patient type, against drug compounds to help the drug discovery process and increase the probability of success. The company offers a suite of solutions for oncology drug development from early discovery to clinical trials.

Public Relations Contact:

Predictive Oncology

Theresa Ferguson

(630) 566-2003

tferguson@predictive-oncology.com

Investor Relations Contact:

Landon Capital

Keith Pinder

(404) 995-6671

kpinder@landoncapital.net

Forward-Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.